UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 14, 2022

American Healthcare REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-55775	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Mathieu B. Streiff

On July 14, 2022, Mathieu B. Streiff informed our board of directors of his intention to transition from his position as Chief Operating Officer to Executive Vice President effective August 1, 2022, and then to retire from that position effective January 1, 2023. Mr. Streiff’s decision to transition from his position as Chief Operating Officer to Executive Vice President, and to subsequently retire from that position, was not the result of any disagreement with our company on any matter relating to our company’s operations, policies or practices. Mr. Streiff intends to remain as a member of our board of directors, subject to election by our stockholders at our 2023 annual meeting of stockholders.

In connection with this transition, our company, American Healthcare Opps Holdings, LLC and Mr. Streiff have entered into a Transition Services Agreement. Pursuant to the Transition Services Agreement, for the period from August 1, 2022 through December 31, 2022, Mr. Streiff will receive a prorated annualized cash salary of $85,000. Beginning January 1, 2023, although Mr. Streiff is not an independent director, he will receive the same compensation and reimbursement of expenses that our company pays to each of its independent directors; provided, however, that Mr. Streiff has agreed to waive the equity retainer compensation that will be paid to our independent directors for the period from January 1, 2023 until our 2023 annual meeting of stockholders.

In addition, pursuant to the Transition Services Agreement, Mr. Streiff has agreed to forfeit the performance-based-vesting restricted stock units that were granted to him in October 2021 pursuant to his offer letter with our company to serve as our Chief Operating Officer. He also has agreed to forfeit any annual bonus that he may otherwise have been entitled to receive for 2022 pursuant to his offer letter. However, he will retain the time-based-vesting restricted shares of Class T common stock that were granted pursuant to his offer letter, which time-based-vesting restricted stock will remain subject to the existing vesting schedule and other terms and conditions; provided, however, that the award agreement for such restricted stock will be amended to provide for accelerated vesting upon a change in control of our company subject to Mr. Streiff’s continued services with our company through such date and/or upon a termination of Mr. Streiff’s services with our company as a result of death or disability. Because Mr. Streiff will no longer be an executive officer of our company as of January 1, 2023, he also will no longer be a participant in our Executive Severance and Change in Control Plan as of January 1, 2023; however, our company will reimburse Mr. Streiff for the monthly premium cost of medical coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for a period of up to 18 months beginning on January 1, 2023.

The preceding summary of the Transition Services Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Services Agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated into this Item 5.02 by reference.

Appointment of Gabriel M. Willhite

On July 14, 2022, our board of directors appointed Gabriel M. Willhite, age 41, as our Chief Operating Officer effective August 1, 2022. In connection with such appointment, Mr. Willhite will no longer serve as our Executive Vice President, General Counsel, a position he has held since October 2021. Prior to that, Mr. Willhite served as our Assistant General Counsel — Transactions from January 2020 until his appointment as Executive Vice President, General Counsel in October 2021. He also served as Executive Vice President, General Counsel of American Healthcare Investors, LLC, or American Healthcare Investors, from January 2020 until October 2021 and prior to that had served as Senior Vice President, Assistant General Counsel — Transactions of American Healthcare Investors since April 2016. Mr. Willhite also served as Assistant General Counsel — Transactions of Griffin-American Healthcare REIT III, Inc. from January 2020 until October 2021. From November 2012 until April 2016, Mr. Willhite served as Legal Counsel for Sabal Financial Group, L.P., a real estate and finance company based in Newport Beach, California which was a subsidiary of Oaktree Capital Management, where he was responsible for overseeing portfolio acquisitions, financings, joint ventures, dispositions and strategic workout transactions. Prior to joining Sabal Financial Group, Mr. Willhite was an associate in the transactional practice group of Greenberg Traurig, LLP in Irvine, California. Mr. Willhite received a B.A. degree in Political Science and Communication from the University of Southern California and a J.D. degree from University of Minnesota Law School. He is a member of the California State Bar Association.

In connection with his appointment as our Chief Operating Officer, we entered into an offer letter with Mr. Willhite effective August 1, 2022, or the Willhite Offer Letter. The Willhite Offer Letter provides as follows:

•Annual Base Salary. Mr. Willhite will receive an annual base salary of $425,000.

•Annual Bonus. Mr. Willhite will be eligible for an annual cash performance bonus with a target amount equal to 100% of his annual base salary. Our board of directors or a committee thereof will determine his actual bonus amount (which may be less than, equal to or greater than his target amount) based on his performance against goals established by our board of directors (or a committee thereof), with 70% of his annual bonus to be based on his achievement against “corporate performance” goals and 30% of his annual bonus to be based on his performance against “individual performance” goals. The corporate-performance goals will include our modified funds from operations, or MFFO, per share growth, our net-debt-to-earnings before interest, taxes, depreciation and amortization, or EBITDA, ratio and our same-property net-operating-income growth, as well as any similar goals as determined by our board of directors (or a committee thereof). Mr. Willhite’s maximum annual bonus eligibility is 150% of his target amount. Any annual bonus for 2022 pursuant to the Willhite Offer Letter will be calculated based solely on his annual base salary provided in the Willhite Offer Letter.

•Equity Grants.

•Initial Equity Grants. Beginning in 2023, Mr. Willhite will be eligible to receive initial grants of time-based restricted stock and performance-based restricted stock units (such restricted stock units referred to under our Amended and Restated 2015 Incentive Plan, or the 2015 Incentive Plan, as “Deferred Stock,” and hereinafter referred to as RSUs) under the 2015 Incentive Plan, with an aggregate grant-date value of not less than $850,000, as follows:

•Time-Based Restricted Stock. 75% of the equity grants to Mr. Willhite in 2023 will be time-based-vesting restricted common stock. These shares of restricted stock will vest in three equal annual installments, with the first one-third installment vesting on the one-year anniversary of the grant, the second one-third installment vesting on the two-year anniversary of the grant and the final one-third installment vesting on the three-year anniversary of the grant (subject to continuous employment through each vesting date).

•Performance-Based RSUs. 25% of the equity grants to Mr. Willhite in 2023 will be performance-based-vesting RSUs. These RSUs will cliff vest in the first quarter of 2026 (subject to continuous employment through that vesting date), with the amount of RSUs then vesting to be based on our relative MFFO-per-share ranking over the three-year period ending December 31, 2025 versus a company peer group. Mr. Willhite will vest into 50% of the RSUs subject to this grant if we achieve a “threshold” level of MFFO-per-share, which is MFFO-per-share performance that is 2.5% less than the peer group’s MFFO-per-share performance (with no RSUs vesting if our MFFO-per-share performance is worse than this amount); 100% of the RSUs will vest if we achieve “target” performance, which is MFFO-per-share performance equal to the peer group’s MFFO-per-share performance; and 200% of the RSUs will vest if we achieve “maximum” performance, which is MFFO-per-share performance that is 2.5% or greater than the peer group’s MFFO-per-share performance. There will be linear interpolation between MFFO-per-share performance levels.

•Future Annual Equity Grants. Beginning in 2024 and annually thereafter (subject to his continued employment and the approval of our board of directors or a committee thereof), Mr. Willhite will receive additional annual equity grants with a grant-date value of not less than $850,000.

•At-Will Employment. Mr. Willhite’s employment is at will, such that we or Mr. Willhite can terminate his employment at any time and for any reason. Mr. Willhite remains a participant in our Executive Severance and Change in Control Plan.

The preceding summary of the Willhite Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Willhite Offer Letter, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated into this Item 5.02 by reference.

Item 7.01 Regulation FD Disclosure.

On July 18, 2022, we issued a press release regarding the transition of Mr. Streiff and the appointment of Mr. Willhite as our Chief Operating Officer. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Transition Services Agreement by and among American Healthcare REIT, Inc., American Healthcare Opps Holdings, LLC and Mathieu B. Streiff, dated July 14, 2022
10.2	Offer Letter dated July 14, 2022, between American Healthcare REIT, Inc. and Gabriel M. Willhite
99.1	Press Release, dated July 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Healthcare REIT, Inc.
July 18, 2022
By:/s/ Danny Prosky
Name: Danny Prosky
Title: Chief Executive Officer and President